UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2026

Datavault AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

(408) 627-4716

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DVLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on March 19, 2026, Datavault AI Inc., (the “Company”), DVLT Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), and NYIAX, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated March 18, 2026 (the “Merger”).

On July 17, 2026, the Company, as “Guarantor”, entered into a Guarantee Bridge Loan Agreement (the “Bridge Loan Agreement”), among the Company, Abri Capital LTD. (the “Lender”), and NYIAX, Inc. (the “Borrower”), pursuant to which the Lender will provide the Borrower with a short-term bridge loan facility (the “Facility”) in an aggregate principal amount of up to $833,333 (the “Commitment”) to be advanced in one or more draws on a dollar-for-dollar basis. As consideration for the Facility, the Commitment shall be subject to an original issue discount of 10% of the principal amount of each advance. The Loan will have an interest rate of 13% per year. Upon failure by the Guarantor to pay or perform or the occurrence of an Event of Default (as defined in the Bridge Loan Agreement), interest will accrue on all amounts then due and unpaid at a rate of 18% per year. The proceeds of the Facility will be used for transaction-related expenses, legal fees, regulatory costs, employee obligations and working capital requirements necessary to complete the Merger. The outstanding principal amount of the Loan with the full interest is due by September 11, 2026. The entire outstanding balance of the Loan, including all principal, accrued but unpaid interest, will become immediately due and payable upon the closing of the Merger, to be fully repaid within three days after the closing of the Merger.

Funding under the Bridge Loan Agreement is subject to the satisfaction of conditions that are customary for transactions of this type.

The Bridge Loan Agreement contains customary representations and warranties, agreements of the Company, the Lender, and the Borrower, and customary indemnification rights and obligations of the parties. The Bridge Loan Agreement provides for customary events of default, including, among others, payment defaults, breach of covenants, and bankruptcy-related events.

The foregoing summary of the Bridge Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such documents attached as Exhibit 10.1 to this report and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Bridge Loan Agreement set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed or furnished herewith:

Exhibit Number	Description
10.1	Guaranteed Bridge Loan Agreement, dated as of July 17, 2026.
104	Cover Page Interactive Data File (embodied within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2026	DATAVAULT AI INC.

	By:	/s/ Nathaniel Bradley
		Name:	Nathaniel Bradley
		Title:	Chief Executive Officer